UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2023

Capri Holdings Ltd

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-35368	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Whitfield Street
2nd Floor
London, United Kingdom
W1T 4EZ
(Address of principal executive offices)
(Zip Code)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on August 10, 2023, Capri Holdings Limited (“Capri”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tapestry, Inc., a Maryland corporation (“Tapestry”), and Sunrise Merger Sub, Inc., a British Virgin Islands business company limited by shares and a direct wholly owned subsidiary of Tapestry (“Merger Sub”).  The Merger Agreement provides that, among other things and on the terms and subject to the conditions set forth therein, Tapestry will acquire Capri in an all-cash transaction by means of a merger of Merger Sub with and into Capri (the “Merger”), with Capri surviving the Merger as a wholly owned subsidiary of Tapestry.

In connection with the Merger Agreement, Capri filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement (the “Preliminary Proxy Statement”) on September 8, 2023 and a definitive proxy statement (the “Definitive Proxy Statement”) on September 20, 2023.

Litigation Related to the Merger

As disclosed in the Definitive Proxy Statement, at that time, one complaint had been filed in federal court by a purported Capri shareholder as an individual action, captioned O’Dell v. Capri Holdings Limited, et al., 23-cv-8268 (S.D.N.Y. Sept. 19, 2023).  Following the filing of the Definitive Proxy Statement with the SEC, and as of October 16, 2023, four additional complaints have been filed by purported Capri shareholders as individual actions, captioned as follows: Wang v. Capri Holdings Limited, et al., 23-cv-8379 (S.D.N.Y. Sept. 21, 2023); Driver v. Capri Holdings Limited, et al., 23-cv-8465 (S.D.N.Y. Sept. 26, 2023); Maglione v. Crouther, Index No. 159569/2023 (N.Y. Sup. Ct., County of New York Sept. 28, 2023); and Moore v. Capri Holdings Limited, et al., 23-cv-8718 (S.D.N.Y. Oct. 4, 2023) (together with the complaint filed prior to the filing of the Definitive Proxy Statement, the “Complaints”).  The Complaints generally allege that the Preliminary Proxy Statement and/or the Definitive Proxy Statement are misleading and misrepresent and/or omit certain purportedly material information in violation of applicable federal or state law. The Complaints seek, among other things: to enjoin the consummation of the Merger and the other transactions contemplated by the Merger Agreement unless and until the purportedly material information omitted from the Preliminary Proxy Statement or Definitive Proxy Statement is disclosed; rescission or rescissory damages in the event the Merger and the other transactions contemplated by the Merger Agreement are consummated; direction that defendants account for all damages suffered as a result of any wrongdoing; costs of the actions, including attorneys’ and expert fees; and any other relief the court may deem just and proper.

In addition to the Complaints, as disclosed in the Definitive Proxy Statement, beginning on September 13, 2023, purported shareholders of Capri have sent demand letters alleging similar deficiencies in the Preliminary Proxy Statement and/or the Definitive Proxy Statement as those asserted in the Complaints (the “Demands,” and together with the Complaints, the “Matters”).

Capri management believes that the Matters are without merit and supplemental disclosures are not required or necessary under applicable laws.  However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Merger, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Capri has agreed to supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.  To the contrary, Capri specifically denies all allegations in the Matters that any additional disclosure was or is required.

Supplemental Disclosures

The additional disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Definitive Proxy Statement and should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety.  To the extent that information set forth in the supplemental disclosures below differs from or updates information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information contained in the Definitive Proxy Statement.  Page references in the below disclosures are to the Definitive Proxy Statement, and defined terms used but not defined herein shall have the meanings set forth in the Definitive Proxy Statement.

The section of the Definitive Proxy Statement entitled “Proposal 1:  Adoption of the Merger Agreement—Background of the Merger” is hereby supplemented as follows:

The underlined language is added to the fourth full paragraph on page 23 of the Definitive Proxy Statement:

On November 1, 2022, the Board of Directors held a meeting. At the meeting, representatives of Barclays reviewed certain potential strategic alternatives the Board of Directors could consider pursuing, including a sale of Capri, an initial public offering of equity interests of a holding company owning Capri’s luxury businesses of Versace and Jimmy Choo (which we refer to as a “Versace and Jimmy Choo IPO”) and a sale of Capri’s Versace and Jimmy Choo businesses, as well as maintaining the status quo and continuing to execute on Capri’s standalone business plan. Representatives of Barclays indicated their view that, based upon their knowledge of the global personal luxury goods industry and the likely strategic and financial buyers of companies with similar characteristics as Capri in such industry, including such parties’ current businesses and financial positions, there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company, and that while there was likely to be strategic interest in acquiring the Versace business, there would likely be less strategic interest in acquiring the luxury businesses of Versace and Jimmy Choo together. After discussion, the Board of Directors authorized Capri senior management to work with advisors to further explore the potential for a Versace and Jimmy Choo IPO.

The underlined language is added to and the crossed-out language is deleted from the first paragraph on page 24 of the Definitive Proxy Statement:

On March 20, Joanne Crevoiserat, Director and Chief Executive Officer of Tapestry, contacted Mr. Idol ~~to request~~for the purpose of requesting a meeting to discuss industry dynamics and the strategic opportunities and challenges that both Tapestry and Capri face. Ms. Crevoiserat followed up with Mr. Idol on March 30 to request that the parties meet to discuss a topic of strategic importance.

The underlined language is added to and the crossed-out language is deleted from the sixth paragraph on page 24 of the Definitive Proxy Statement:

On April 10, the Board of Directors held a meeting. At the meeting, Mr. Idol updated the Board of Directors regarding the April Tapestry Offer. Representatives of Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”), counsel to Capri, then provided an overview of the Board of Directors’ fiduciary and statutory duties, including in considering the April Tapestry Offer. The Board of Directors then discussed with members of Capri senior management and representatives of Barclays the April Tapestry Offer and other potential strategic alternatives, including a Versace and Jimmy Choo IPO, a sale of the Versace and Jimmy Choo businesses and maintaining the status quo and continuing to execute on Capri’s standalone business plan, the timing of the letter vis-à-vis Capri’s fiscal year end and other potential acquirors that could conceivably be interested in, and capable of, acquiring Capri. Representatives of Barclays indicated their view that, based upon their knowledge of the global personal luxury goods industry and the likely strategic and financial buyers of targets with similar characteristics as Capri in such industry, including such parties’ current businesses and financial positions, there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company and paying a price comparable to or above that offered by Tapestry. After discussion, the Board of Directors determined that it would make a decision regarding the April Tapestry Offer after Capri senior management had completed and reviewed with the Board of Directors its fiscal year 2024 budget and three-year plan, which were being prepared in the ordinary course, and requested Barclays to review at a subsequent Board of Directors meeting, Barclays’ preliminary financial analyses of Capri and strategic alternatives that might be available to Capri. After the representatives of Barclays departed the meeting, Mr. Idol also discussed with the Board of Directors the potential engagement of Barclays as financial advisor in connection with the April Tapestry Offer and other similar transactions. ~~The~~Taking into account such discussion, the Board of Directors authorized Capri senior management to negotiate an engagement of Barclays as discussed at the meeting, with management to revert to the Board of Directors for final approval of an engagement once all key terms were negotiated.

The underlined language is added to the second paragraph on page 25 of the Definitive Proxy Statement:

On May 2, the Board of Directors held a meeting. Mr. Idol and Mr. Edwards presented regarding Capri’s expected fiscal year 2023 financial performance, Capri management’s fiscal year 2024 budget and three-year plan and the May 2023 Projections (as defined below). After discussion, the Board of Directors approved the May 2023 Projections. Also at the meeting, the Board of Directors met in executive session, during which session Mr. Idol updated the other members of the Board of Directors on his conversations with representatives of Company A and Company B, and indicated his belief based on those conversations that neither Company A nor Company B was interested in purchasing the whole company. Messrs. Idol and Edwards and Ms. McDonough reviewed with the Board of Directors the proposed terms of the engagement of Barclays, as well as a disclosure letter containing Barclays’ conflict of interest disclosures, and the Board of Directors, after discussion, resolved to authorize the engagement of Barclays on the terms discussed. The section entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of Barclays Capital Inc.” describes certain financial services Barclays has provided to Capri in the past.

The underlined language is added to the third paragraph on page 25 of the Definitive Proxy Statement:

On May 9, the Board of Directors held a meeting. Representatives of Barclays reviewed its preliminary financial analysis of Capri and also discussed certain potential strategic alternatives, including a sale of Capri, a Versace and Jimmy Choo IPO and a sale of Capri’s Versace and Jimmy Choo brands, as well as maintaining the status quo and continuing to execute on Capri’s standalone business plan. The representatives of Barclays also reiterated their view that, based upon their knowledge of the global personal luxury goods industry and the likely strategic and financial buyers of targets with similar characteristics as Capri in such industry, including such parties’ current businesses and financial positions, there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company and paying a price comparable to or above that offered by Tapestry, and their preliminary views regarding Tapestry’s ability to finance the transaction and the potential terms thereof. The Board of Directors further discussed that pursuing an acquisition of Capri was likely to be more value enhancing than the other alternatives discussed, including a sale of Versace and Jimmy Choo, a Versace and Jimmy Choo IPO and maintaining the status quo and continuing to execute on Capri’s standalone business plan, taking into account, among other things, the preliminary analysis discussed with Barclays, the knowledge of the Board of Directors regarding the industry and Capri and the execution risk and timing associated with the different alternatives discussed. After discussion, the Board of Directors indicated its support for exploring the proposed transaction with Tapestry and authorized Capri’s management to engage in discussions with Tapestry regarding the April Tapestry Offer (including negotiating and executing a confidentiality agreement and providing Tapestry with nonpublic information to facilitate a due diligence investigation at the appropriate time), and instructed Mr. Idol to keep the Board of Directors apprised of the status of discussions.

The underlined language is added to the final paragraph on page 25, which continues onto page 26, of the Definitive Proxy Statement:

On May 21, the Board of Directors held a meeting. Mr. Edwards, Ms. McDonough and representatives of Barclays and Wachtell Lipton were in attendance. Representatives of Barclays reviewed its preliminary financial analysis of Capri and reviewed with the Board of Directors certain potential strategic alternatives, including a sale of Capri, a Versace and Jimmy Choo IPO and a sale of Capri’s Versace and Jimmy Choo brands, as well as maintaining the status quo and continuing to execute on Capri’s standalone business plan. The representatives of Barclays also reiterated their view that, based upon their knowledge of the global personal luxury goods industry and the likely strategic and financial buyers of targets with similar characteristics as Capri in such industry, including such parties’ current businesses and financial positions, there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company and paying a price comparable to or above that offered by Tapestry. The Board of Directors discussed that pursuing an acquisition of Capri was likely to be more value enhancing than the other alternatives discussed, including a sale of Versace and Jimmy Choo, a Versace and Jimmy Choo IPO and maintaining the status quo and continuing to execute on Capri’s standalone business plan, taking into account, among other things, the preliminary analysis discussed with Barclays, the knowledge of the Board of Directors regarding the industry and Capri and the execution risk and timing associated with the different alternatives discussed. Mr. Idol also discussed with the Board of Directors fourth quarter and fiscal 2023 year end results and business trends, risks and opportunities. After discussion, the Board of Directors continued to indicate its support for exploring the proposed transaction with Tapestry, authorized Capri senior management and its advisors to continue discussions with Tapestry, and instructed Capri senior management to keep the Board of Directors apprised of the status of discussions.

The underlined language is added to the first full paragraph on page 26 of the Definitive Proxy Statement:

On May 31, Capri issued a press release announcing its earnings for the fourth quarter of its 2023 fiscal year, indicating a 10.5% decrease in total revenue in the fourth quarter of fiscal year 2023 compared to the fourth quarter of fiscal year 2022 on a reported basis and a 3.0% decrease on a 13-week constant currency basis. The price of Capri ordinary shares fell 10.34% during the trading day.

The underlined language is added to the ninth full paragraph on page 26 of the Definitive Proxy Statement:

On June 21, Messrs. Idol and Edwards and Ms. McDonough participated in an in-person management meeting with Ms. Crevoiserat, Mr. Howard, Scott Roe, Chief Financial Officer and Chief Operating Officer of Tapestry, and other representatives of Tapestry where Capri management reviewed certain business and financial due diligence items with Tapestry. Capri provided the May 2023 Projections to Tapestry and its advisors in advance of such meeting, and Messrs. Idol and Edwards further discussed in detail the May 2023 Projections (other than the extrapolation for fiscal years 2027 and 2028 and the unlevered free cash flow) and the outlook they represent with representatives of Tapestry and Morgan Stanley at the meeting. Representatives of Barclays, Latham & Watkins, Morgan Stanley and Wachtell Lipton also attended the meeting.

The underlined language is added to the seventh paragraph on page 27 of the Definitive Proxy Statement:

On July 29, representatives of Morgan Stanley, at the instruction of Tapestry senior management, called representatives of Barclays and proposed a revised all-cash proposal of $56.50 per Capri ordinary share (the “July 29 Proposal”). Representatives of Morgan Stanley indicated that the increased offer price was conditional on Capri dropping its request to include a “go-shop” provision in the merger agreement. Representatives of Morgan Stanley and Barclays also discussed the timeline for negotiating and executing transaction agreements and announcing a potential transaction if the parties were able to agree on terms, and Barclays conveyed Capri’s desire to sign and announce a transaction on or prior to August 10. Morgan Stanley indicated that Tapestry would be willing to use best efforts to meet that timeline if it received satisfactory responses to its various diligence requests in a timely manner. None of Tapestry’s offers or proposals discussed the retention of Capri’s named executive officers following completion of a transaction between Capri and Tapestry or their purchase of the equity of the surviving company following the completion of a transaction between Capri and Tapestry.

The underlined language is added to the first full paragraph on page 28 of the Definitive Proxy Statement:

On July 31, the Board of Directors held a meeting. Mr. Edwards, Ms. McDonough and representatives of Barclays and Wachtell Lipton were present at the meeting. Messrs. Idol and Edwards provided an update on the status of negotiations with Tapestry, the due diligence conducted by Tapestry, Ms. Crevoiserat’s request to meet with the chief executive officers of Versace, Jimmy Choo and Michael Kors, Ms. Versace and Mr. Kors, the current state of Capri’s business and the personal luxury goods industry in North America, Europe and Asia and the competitive landscape of the industry and the August 2023 Projections (as defined below), including the additional planned capital expenditures to refurbish Michael Kors stores not reflected in the May 2023 Projections, forward-looking trends and changes in business performance. Mr. Idol also provided an update on discussions with representatives of Company A and Company C (as well as the fact that there had been no further discussions with Company B since the May 1 meeting) and indicated his view that there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company and paying a price comparable to or above that offered by Tapestry, and that none of Company A, Company B or Company C expressed interest in acquiring the whole company. Next, representatives of Barclays reviewed the revised proposal, and Barclays’ preliminary financial analysis of Capri. The Board of Directors, management and representatives of Barclays discussed the factors driving the decrease in Tapestry’s proposed price since the April Tapestry Offer, including, among others, the ongoing negative dynamics in the industry, learnings and conclusions that Tapestry may have drawn from its due diligence findings, Capri’s recent negative share price performance (including that its share price had declined approximately 22.5% since the April Tapestry Offer) and its implications for the premium paid analysis. Next, Ms. McDonough and representatives of Wachtell Lipton discussed key legal considerations and terms in connection with the transaction, including regulatory considerations, conditions to closing and provisions regarding Capri’s ability to solicit and enter into competing proposals. Lastly, Mr. Idol discussed potential timing of announcing the transaction on or prior to August 10 (and potentially postponing Capri’s scheduled first quarter fiscal year 2024 earnings announcement to coincide with announcement of the transaction). Discussion ensued, and the Board of Directors resolved to authorize Capri senior management to move forward with negotiating, together with its advisors, the terms and conditions of the potential transaction at the revised price of $57.00 per Capri ordinary share, subject to the Board of Directors’ review and approval of the final terms. In considering foregoing the “go-shop” provision in the merger agreement, the Board of Directors considered the fact that Mr. Idol had met with representatives of certain other entities which might have an interest in Capri or certain of its businesses and the likely strategic and financial buyers of targets of similar characteristics as Capri and the other provisions that may be included in a merger agreement with Tapestry with respect to third party proposals or offers following execution of a merger agreement. The Board of Directors, after discussion, also approved the August 2023 Projections subject to Mr. Edwards finalizing the August 2023 Projections consistent with the Board of Directors’ discussion at the meeting.

The underlined language is added to the seventh paragraph on page 29 of the Definitive Proxy Statement:

On August 7, the Chief Executive Officer of Company C reached out to Mr. Idol to express interest in conducting due diligence to assess whether to potentially acquire a majority stake in Versace and Jimmy Choo. Based on prior discussions with the Board of Directors and given the status of negotiations with Tapestry, Mr. Idol did not respond to the Chief Executive Officer of Company C. No further discussions with the Chief Executive Officer of Company C were held.

The section of the Definitive Proxy Statement entitled “Proposal 1:  Adoption of the Merger Agreement—Opinion of Barclays Capital Inc.” is hereby supplemented as follows:

The underlined columns are added to the following chart on page 38 of the Definitive Proxy Statement:

Announcement Date	Acquirer	Target	Deal Value (mm)	EV / LTM EBITDA
May 2017	Coach, Inc.	Kate Spade & Company	$2,356	10.2x
May 2015	Ascena Retail Group, Inc.	Ann Inc.	$2,000	8.2x
December 2013	Sycamore Partners	The Jones Group, Inc.	$1,200	8.9x
May 2013	Apax Partners, L.P.	Rue 21, Inc.	$1,100	9.9x
October 2012	PVH Corp.	The Warnaco Group, Inc.	$2,977	8.5x
November 2010	Leonard Green & Partners, L.P., TPG	J.Crew Group, Inc.	$2,679	8.6x
March 2010	PVH Corp.	Tommy Hilfiger	$3,115	8.3x

The underlined language is added to the fourth paragraph on page 38 of the Definitive Proxy Statement:

To calculate the estimated enterprise value of Capri using the discounted cash flow method, Barclays added (1) Capri’s projected after-tax unlevered free cash flows for the last nine months of fiscal year 2024 and fiscal years 2025 through 2028 based on management projections to (2) the “terminal value” of Capri as of March 31, 2028, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the adjusted tax-affected earnings before interest and tax expense, adding back depreciation and amortization, subtracting capital expenditures and other non-recurring expenses and adjusting for changes in working capital. The residual value of Capri at the end of the forecast period, or “terminal value,” was estimated by selecting a perpetuity growth rate of 2.0% which was derived by Barclays using its professional judgment and experience, taking into account the long-term inflation target and applying such growth rate to the management projections. The range of after-tax discount rates of 11.75% to 13.75% was selected based on an analysis of the weighted average cost of capital of Capri, which was derived by application of the capital asset pricing model and took into account certain metrics including the beta of Capri and its peers, adjusted market risk premium, risk free rate, cost of debt and effective tax rate. Barclays then calculated a range of implied prices per share of Capri by subtracting estimated net debt of $1,699,000,000, as provided by Capri management, as of July 1, 2023 from the estimated enterprise value using the perpetuity growth rate method and dividing such amount by the fully diluted number of outstanding Capri ordinary shares (comprised of 116,138,350 basic shares outstanding, 3,921,056 service-based Capri RSUs and 368,932 performance-based Capri RSUs outstanding as of as of August 8, 2023, as provided by Capri management). The following summarizes the result of these calculations:

The underlined language is added to and the crossed-out language is deleted from the sixth bullet point on page 39 of the Definitive Proxy Statement:

•	~~Thunder Clothing Co.~~Tapestry, Inc.

The following chart is added to page 39 of the Definitive Proxy Statement:

Target	EV/FY2024E Adjusted EBITDA	P/FY2024E Adjusted EPS
Hanesbrands Inc.	8.7x	12.8x
Kontoor Brands, Inc.	8.6x	10.4x
Carter’s, Inc.	8.4x	12.4x
Levi Strauss & Co.	8.3x	11.9x
Ralph Lauren Corporation	8.1x	14.0x
Tapestry, Inc.	7.9x	10.0x
PVH Corp.	5.8x	8.3x
G-III Apparel Group, Ltd.	4.8x	7.4x
Average	7.6x	10.9x
Selected Multiple Range	6.6x-8.6x	9.9x-11.9x

The section of the Definitive Proxy Statement entitled “Proposal 1:  Adoption of the Merger Agreement—Certain Financial Projections” is hereby supplemented as follows:

The underlined row and language are added to the following chart and footnotes on page 41 of the Definitive Proxy Statement:

P&L Detail:	FY2023E(1)	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E
Revenue	$5,619	$5,800	$6,193	$6,636	$6,983	$7,310
Adjusted EBITDA(2)	$1,092	$1,136	$1,229	$1,369	$1,477	$1,566
Adjusted EBIT(3)	$913	$950	$1,021	$1,143	$1,243	$1,324
Adjusted Net Income(4)	$827	$790	$861	$965	$1,050	$1,118
Capex	$264	$260	$300	$300	$300	$300
Unlevered Free Cash Flow~~(4)~~(5)	~~(5)~~(6)	$666	$712	$857	$952	$1,057

(1)   Fiscal year 2023 financials were not yet finalized as of the date of the May 2023 Projections.
(2) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, excluding certain other non-operating and non-recurring expenses.
(3)   Adjusted EBIT represents earnings before interest and taxes, excluding certain other non-operating and non-recurring expenses
(4)   Adjusted Net Income is defined as consolidated GAAP Net Income, plus non-recurring expenses related to restructuring, impairments and ERP implementation, as set forth in the Management Projections. Adjusted Net Income is a non-GAAP financial measure of performance.
~~(4)~~(5)   Unlevered free cash flow is defined as adjusted EBITDA less certain non-recurring cash expenses, taxes and capital expenditures, plus certain non-cash expenses and adjusted for changes in working capital, in each case, as set forth in the Management Projections.
~~(5)~~(6)   Unlevered free cash flow for fiscal year 2023 was not included in the May 2023 Projections.

The underlined row and language are added to the following chart and footnotes on page 42 of the Definitive Proxy Statement:

P&L Detail:	FY2023A	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E
Revenue	$5,619	$5,523	$6,193	$6,636	$6,983	$7,310
Adjusted EBITDA(1)	$1,087	$1,036	$1,229	$1,369	$1,477	$1,566
Adjusted EBIT(2)	$908	$850	$1,021	$1,143	$1,243	$1,324
Adjusted Net Income(3)	$821	$759	$861	$965	$1,050	$1,118
Capex	$226	$260	$500	$500	$300	$300
Unlevered Free Cash Flow~~(3)~~(4)	~~(4)~~(5)	$546~~(5)~~(6)	$506	$657	$951	$1,022

(1) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, excluding certain other non-operating and non-recurring expenses.
(2)  Adjusted EBIT represents earnings before interest and taxes, excluding certain other non-operating and non-recurring expenses.
(3)  Adjusted Net Income is defined as consolidated GAAP Net Income, plus non-recurring expenses related to restructuring, impairments and ERP implementation, as set forth in the Management Projections. Adjusted Net Income is a non-GAAP financial measure of performance.
~~(3)~~(4)   Unlevered free cash flow is defined as adjusted EBITDA less certain non-recurring cash expenses, taxes and capital expenditures, plus certain non-cash expenses and adjusted for changes in working capital, in each case, as set forth in the Management Projections.
~~(4)~~(5)   Unlevered free cash flow for fiscal year 2023 was not included in the August 2023 Projections.
~~(5)~~(6)   Unlevered free cash flow for 2024E in the August 2023 Projections reflects estimated unlevered free cash flow for the 9 months from Q2 through Q4 2024. Unlevered free cash flow for Q1 2024 was not included in the August 2023 Projections.

The section of the Definitive Proxy Statement entitled “Proposal 1:  Adoption of the Merger Agreement—Interests of Capri’s Executive Officers and Directors in the Merger” is hereby supplemented as follows:

The underlined language is added to the fifth paragraph on page 43 of the Definitive Proxy Statement:

In considering the recommendation of the Board of Directors that Capri shareholders approve the transaction and vote in favor of the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal, Capri shareholders should be aware that the executive officers and directors of Capri have interests in the transactions that are or may be different from, or in addition to, the interests of Capri shareholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by it, including the Merger, and in making their recommendation that Capri shareholders adopt the Merger Agreement. There were not and have not been any negotiations regarding the retention of any of Capri’s named executive officers or directors following completion of the Merger.

The underlined language is added to the last paragraph on page 44 of the Definitive Proxy Statement:

The terms and conditions applicable to the Capri Options and Capri RSUs under the Capri equity plan and award agreements held by Capri’s executive officers provide that they will become fully vested and accelerate if the holder’s employment is terminated without “cause” or, to the extent applicable, for “good reason” (each as defined in the applicable award agreement, and each of which we refer to as a “qualifying termination”) within two years following a change in control, including the Merger. The estimated values that would be realized by Capri’s named executive officers in respect of their unvested Capri equity awards in connection with the Merger are set forth below in the section of this proxy statement entitled “— Quantification of Potential Payments and Benefits to Capri’s Named Executive Officers in Connection with the Merger.” Based on the same assumptions set forth in such section (including the applicable footnotes to the table included in such section), (i) the estimated aggregate value that would be realized by Mr. Wilmotte in respect of his unvested Capri equity awards upon a qualifying termination at the Effective Time is: Capri Options—$0 and Capri RSUs—$5,418,249, and (ii) the estimated aggregate value that would be realized by each of the seven non-employee members of the Board of Directors in respect of their unvested Capri RSUs at the Effective Time is $277,077 (or $1,939,539 in the aggregate for all seven non-employee members).

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Capri. In connection with the proposed transaction, Capri has filed relevant materials with the SEC, including the Definitive Proxy Statement. This communication is not a substitute for the Definitive Proxy Statement or for any other document that Capri may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Capri’s shareholders for their consideration. Before making any voting decision, Capri’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Definitive Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Capri’s shareholders will be able to obtain a free copy of the Definitive Proxy Statement, as well as other filings containing information about Capri, without charge, at the SEC’s website (www.sec.gov). Copies of the Definitive Proxy Statement and the filings with the SEC incorporated by reference therein can also be obtained, without charge, by directing a request to Capri Holdings Limited, 90 Whitfield Street, 2nd Floor, London, United Kingdom W1T 4EZ, Attention: Investor Relations; telephone +1 (201) 514-8234, or from Capri’s website www.capriholdings.com.

Participants in the Solicitation

Capri and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Capri’s directors and executive officers is available in Capri’s proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on June 15, 2023.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Definitive Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements, including regarding the proposed transaction. These risks, uncertainties and other factors include the impact of the COVID-19 pandemic; changes in consumer traffic and retail trends; the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transaction that could delay or result in the termination of the proposed transaction, the occurrence of any other event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that Capri’s shareholders may not approve the proposed transaction, the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Capri’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Capri to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, and the risk the pending proposed transaction could divert the attention of Capri’s management; as well as those risks that are outlined in Capri’s disclosure filings and materials, which you can find on http://www.capriholdings.com, such as its Form 10-K, Form 10-Q and Form 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPRI HOLDINGS LIMITED

Date: October 17, 2023	By:	/s/ Krista A. McDonough
	Name:	Krista A. McDonough
	Title:	Senior Vice President, General Counsel & Chief Sustainability Officer